DATED THIS DAY OF 2 April 2007

Between

Addup Limited

... Borrower

And

Energy Giant Group Limited

... Lender

****

LOAN AGREEMENT

****

DREW & NAPIER LLC
ADVOCATES & SOLICITORS
SINGAPORE

THIS AGREEMENT is made on the 2 April 2007

BETWEEN:-

(1) **Addup Limited** (BVI Company No.: 1378399), a company incorporated in the British Virgin Islands and having its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("**Borrower**");

(2) **Energy Giant Group Limited** (BVI Company No.: 1390567), a company incorporated in the British Virgin Islands and having its registered office address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "**Lender**").

Each a "**Party**" and collectively referred to as the "**Parties**".

WHEREAS:-

At the request of the Borrower and subject to the terms and conditions hereinafter appearing, the Lender has agreed to make available to the Borrower a loan amount of up to United States Dollar Seven Million and Five Hundred Thousand US$7,500,000.00 on the terms and conditions hereinafter provided.

NOW IT IS HEREBY AGREED as follows:

1. DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meanings:

"**this Agreement**" means this agreement as the same may be amended, supplemented or otherwise modified from time to time;

"**Apex**" means Apex Capital Group Inc., a company incorporated in the state of Neveda, United States of America with its business address at 69930 Highway 111, Suite 100 Rancha Mirage, CA 92270;

"**Arranger**" means Legacy Consulting Group Limited (Company No.: 1029921), a company incorporated in the British Virgin Islands and having its business address at 3 Phillip Street, #16-01, Commerce Point, Singapore 048693;

"**Arrangement Fees**" means the fees payable to the Arranger and which amounts to three percent (3%) of the Loan;

"**Availability Period**" means the period from the date of this Agreement to the 30 April 2007 (both dates included) or such later date as the Lender and Borrower may agree;

"**Business Day**" means a day on which commercial banks in Singapore are open for the transaction of the business required to be transacted in Singapore on that day for the purpose of this Agreement;

"**Charge**" means the charge duly executed by the Chargor of all rights, interests and benefits in the Charged Shares in favour of the Lender as security for the Loan and ranking after the Elwin Charge, in form and substance satisfactory to the Lender and pursuant to and in accordance with the terms and conditions of this Agreement;

"**Chargor**" means the Borrower;

"**Charge Documents**" means collectively the following documents or where the context so requires any one of them:

(i) duly executed share transfer forms of the Charged Shares by the Chargor with the Lender as transferee in respect of the Charged Shares (undated);

(ii) duly executed shareholders' resolution of Elwin in the form set out in Schedule 1 approving the transfer of the Charged Shares (undated);

"**Charged Shares**" means all the issued and paid up share capital of Elwin;

"**Costs**" means the costs set out in Clause 20.1;

"**Dividends**" means all the dividends declared and paid by Elwin to the Borrower in respect of the Charged Shares;

"**Drawing**" means the drawing made by the Borrower in relation to the Loan;

"**Drawdown**" means the drawdown of the Loan by the Borrower;

"**Elwin**" means Elwin Group Limited (IBC No.: 622649), a company incorporated in the

British Virgin Islands and having its registered office at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

"**Elwin Charge**" means the charge dated 23 February 2007 executed by the Chargor of all rights, interests and benefits in the Charged Shares in favour of the Elwin Lender as security under the Elwin Loan Agreement;

"**Elwin Lender**" means the Legacy Global Resources Limited (Certificate of Incorporation No.: 146804B) which is a company incorporated in the Commonwealth of the Bahamas and having its mailing address at 233 Tai Cang Road, #06-07 The Platinum, Luwan District, Shanghai 200020, PRC;

"**Elwin Loan Agreement**" means the convertible loan agreement dated 23 February 2007 executed between the Elwin Lender, Elwin, Kangping Aluminium and FSS;

"**Event of Default**" and "**Events of Default**" mean any, each or all (as the context may require) of the Events of Default mentioned in Clause 12 hereof;

"**Extended Repayment Date**" means the date two (2) years from the Repayment Date or any such date as may be extended by the Borrower with the Lender's written consent;

"**FSS**" means Mr. Feng Shu Shun (冯书顺) (PRC Passport No: G02810718) of 507, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC 110000;

"**Group Companies**" means collectively Apex, Elwin, the Borrower, Kangping Aluminium and any companies set up pursuant to the Restructuring Exercise, and "**Group Company**" means any one of them;

"**Guarantee**" means the personal guarantee granted by the Guarantor in favour of the Lender as security for all sums due and payable to the Lender by the Borrower under this Agreement and in form and substance satisfactory to the Lender;

"**Guarantor**" means FSS;

"**Kangping Aluminium**" means Shenyang Fangyuan Group Kangping Aluminium Factory Co. Ltd. 沈阳方圆集团康平铝厂有限公司 (Business Licence Registration No.: 企独辽沈总副字第111404645(1-1)号), a company established in the PRC and having its lawful address at 沈阳市康平县胜利工业区;

"**Loan**" means the aggregate principal amount of the loan of up to US$7,500,000.00 or, as the case may be, the outstanding principal amount of such loan;

"**Listco**" means as the case may be Elwin or any Group Company, which is to be Listed;

"**Listed**" means the listing of the shares of the Listco on the stock exchanges of Singapore or Hong Kong and "**Listing**" means the process of the shares of the Listco being Listed;

"**month**" means a calendar month;

"**PRC**" means the People's Republic of China;

"**Repayment Date**" means the date three (3) years from the date of Drawdown;

"**Restructuring Exercise**" means the restructuring of the Group Companies in preparation for the Listing, including the set-up of any intermediary holding companies and/or the liquidation of any Group Companies;

"**Security Documents**" means collectively the Charge, the Guarantee and any other security documents executed or to be executed in favour of the Lender;

"**Total Indebtedness**" means

(a) the Loan; and

(b) all interests, fees, costs, expenses and other moneys whatsoever which are expressed to be payable, by the Borrower under this Agreement; and

"**United States Dollar**" and the sign "US$" respectively mean the lawful currency of the United States of America.

1.2 Except to the extent that the context otherwise requires, any reference in this Agreement to:

(a) "borrowed money" includes any indebtedness for or in respect of money borrowed or raised (whether or not for a cash consideration), by whatever means (including acceptances, deposits and leasing), or for the deferred purchase price

of assets or services;

(b) a "guarantee" includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

(c) "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

(d) a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality); and

(e) "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets, rights or interest of whatsoever nature or any agreement for any of the same.

1.3 The words "hereof", "herein", "hereon" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.4 Unless the context otherwise requires, words importing the singular number include the plural number and vice versa.

1.5 References herein to Clauses are references to Clauses of this Agreement.

1.6 Reference to any statute shall be deemed to be references to that statute as from time to time amended or re-enacted with or without modification.

1.7 The headings to the Clause hereof shall not be deemed to be a part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

2. LOAN

2.1 Subject to the provisions of this Agreement and in particular to those of Clause 4, The Lender will make available to the Borrower the Loan comprising of up to United States Dollar Seven Million and Five Hundred Thousand (US$7,500,000.00) in the manner hereinafter provided.

2.2 The Costs shall be payable by the Borrower in advance by way of deduction by the Lender from the Loan.

3. UTILISATION OF LOAN

Subject to Clause 2.2, the Loan (less the Costs) shall be utilised by the Borrower to subscribe for shares in Elwin. .

4. CONDITIONS PRECEDENT AND AVAILABILITY

4.1 The right of the Borrower to make the Drawing and the obligation of the Lender to permit the same shall be subject to the following conditions precedent, that is to say:

(a) There shall not exist at or prior to the Drawing an Event of Default or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default;

(b) All representations, warranties and statements contained herein or otherwise made in writing in connection herewith or therewith or in any certificate or statement furnished pursuant to any provisions hereof or thereof or in any document or instrument referred to herein or therein shall be true and correct with the same effect as though made on the date on which the Drawing was made;

(c) There is no material adverse change in the financial condition of the Borrower and/or Elwin and/or the Chargor and/or the Guarantor;

(d) The Lender shall have received, in form and substance satisfactory to it, the following:

(i) the duly executed notice of Drawdown in the form as set out in Schedule 2;

(ii) a copy, certified as a true copy by a director of the Borrower, of the resolutions of the board of directors of the Borrower in the form set out in Schedule 3, which is in full force and effect, approving the terms of this

Agreement and authorising a person or persons to sign this Agreement, the notice of Drawdown and any other documents to be given from time to time pursuant to this Agreement on behalf of the Borrower;

(iii) a copy, certified as a true copy by a director of the Borrower, of the shareholders' resolutions of the Borrower which have been passed unanimously by all the shareholders of the Borrower in the form set out in Schedule 4 approving the terms of this Agreement and any other documents to be given from time to time pursuant to this Agreement;

(iv) the duly executed Charge together with the Charge Documents;

(v) a copy, certified as a true copy by a director of the Borrower, of the resolutions of the board of directors of the Borrower in the form set out in Schedule 5, which is in full force and effect, approving the terms of the Charge and authorising a person or persons to sign the Charge and any other documents to be given from time to time pursuant to this Agreement or the Charge on behalf of the Borrower;

(vi) written consent from the Elwin Lender approving the Charge and any other documents to be given from time to time pursuant to this Agreement or the Charge;

(vii) the duly executed Guarantee;

(viii) any other document which the Lender may reasonably require.

(e) The Lender shall have been satisfied that:

(i) all acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement and to constitute the same legal, valid and binding obligations of the Borrower thereof enforceable in accordance with their respective terms, shall have been done and performed and have happened in due and strict compliance with all applicable laws;

(ii) there is no breach of any of the terms, conditions and undertakings herein contained by the Borrower and all the representations and warranties herein and therein contained respectively are true and correct; and

(iii) there is no material adverse change in the operations or financial condition of the Borrower.

4.2 The Lender may, at the request of the Borrower, waive compliance with any of the aforesaid conditions on such terms as the Lender may deem fit.

5. DRAWDOWN OF LOAN

5.1 Subject to the terms and conditions of this Agreement, and in particular to all the conditions precedent under Clause 4.1 being complied with, the Borrower may during the Availability Period on any Business Day Drawdown the Loan in part or in full (less the Costs).

5.2 The Borrower shall for each Drawdown issue to the Lender a duly executed Drawdown notice in the form set out in Schedule 2 giving to the Lender Drawdown notice of at least three (3) Business Days.

5.3 The Loan (less the Costs) shall during the Availability Period be disbursed to the Borrower by the Lender under this Agreement to the Borrower's nominated bank account .

6. SECURITY FOR THE LOAN

6.1 The Loan shall be secured by, inter alia, the Charge and the Guarantee.

7. REPAYMENT AND PREPAYMENT OF LOAN

7.1 The Borrower shall repay to the Lender the whole of the Loan in one lump sum in accordance with the terms and conditions of this Agreement.

7.2 Interest shall be calculated and payable on the Loan at eight percent (8%) per annum on the basis of the actual number of days elapsed (based on 365 days a year) ("**Interest**"). The Interest will be payable on the Loan at the rate specified herein annually in arrears.

7.3 The Loan shall be repaid by the Borrower to the Lender on the Repayment Date or the Extended Repayment Date (as the case may be) and the Interest shall be paid by the Borrower to the Lender on an annual basis on every anniversary (including the Repayment Date or the Extended Repayment Date as the case may be) of the date of Drawdown. The Loan and the Interest shall be made to the Lender by way of a bank draft or telegraphic transfer to the Lender's bank account as shall be designated by the Lender.

7.4 If any sum becomes due for payment under or pursuant to this Agreement on a day which

is not a Business Day, such payment shall be made on the next succeeding Business Day.

7.5 In the event that any payment is not made on or before the due date, interest shall accrue on such unpaid amounts at the rate of eight percent (8%) per annum from the due date up to the date of actual payment.

8. SET-OFF AND WITHHOLDINGS

All payments (whether of principal, fees or otherwise) to be made by the Borrower under this Agreement shall be made without set-off or counter-claim of any kind whatsoever.

9. WARRANTIES AND REPRESENTATIONS

9.1 The Borrower warrants and represents to the Lender as follows:-

(a) that Apex was duly incorporated in the State of Neveda, United States of America and is validly existing under the laws of the United States of America and Apex has a share capital of 32,194,761 shares with FSS holding 29,190,241 shares or 90.67 % of the share capital with the balance held by other investors;

(b) that the Borrower was duly incorporated in the British Virgin Islands and is validly existing under the laws of the British Virgin Islands and the Borrower has a share capital of 50,000 shares of US$1.00 each with 50,000 shares paid up and issued to Apex;

(c) that Elwin was duly incorporated in the British Virgin Islands and is validly existing under the laws of the British Virgin Islands and Elwin has a share capital of 50,000 shares of US$1.00 each with 50,000 shares paid up and issued to the Borrower;

(d) that the Group Companies have good title to all real property and good title to all personal property owned by them, in each case which is material to their respective businesses. Any real property and facilities held under lease by any Group Company are held by them under valid, subsisting and enforceable leases;

(e) that this Agreement when executed and delivered to the Lender and when the obligations of the Borrower under Clause 4 of this Agreement and the obligations of the Lender under Clause 5 of this Agreement are both fulfilled will constitute valid and binding obligations of the Borrower in accordance with its terms;

(f) the Security Documents, when executed and delivered to the Lender, constitute valid and legally binding obligations of the Guarantor and the Chargor;

(g) that all acts, conditions and things required to be done and performed and to have

happened precedent to the execution and delivery of this Agreement to constitute the same valid obligations of the Borrower, as the case may be, in accordance with its terms have been done, performed and have happened in due and strict compliance with all applicable laws and regulations;

(h) that the Group Companies have full power, authority and all necessary licences and approvals as may be required under the laws of their respective jurisdictions to carry on the business currently carried on by them respectively and the Borrower and/or the Chargor and/or the Guarantor have the full power and authority to execute this Agreement, the Security Documents and other instruments, documents and agreements incidental hereto and thereto respectively;

(i) that the Group Companies have not committed, under any agreement to which any of them is a party or by which it is bound, a default which might have a material adverse effect on their respective businesses, assets or financial condition;

(j) that there are no litigation, arbitration or administrative proceedings (current, pending, threatened or otherwise) before any court, tribunal, government agency or administrative body by, against or affecting any Group Company which if adversely determined would materially affect a) the condition (financial or otherwise) of any of the Group Companies; b) the ability of the Borrower to perform and discharge its obligations under this Agreement;

(k) that no steps have been taken or are being taken to appoint a receiver and/or manager over, or to wind up or declare bankrupt (as the case may be) any of the Group Companies or the Chargor or the Guarantor;

(l) that all Group Companies have filed all tax returns which they are required by law to file and have paid all taxes, assessments, fees and other governmental charges assessed against any of them or upon any of their respective properties, assets, income or franchises;

(m) that the Group Companies are not in default in the payment or performance of any of their respective obligations for borrowed money and no Event of Default referred to in Clause 12 and no condition, event or act, which with the giving of notice or lapse of time or both would constitute such an Event of Default, has occurred or is anticipated;

(n) that neither the execution and delivery of this Agreement nor the performance of any of the terms hereof will contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, licence, permit or consent by which any of the Group Companies and/or the Chargor and/or the Guarantor is bound or affected; and

(o) that there is no law, ordinance, decree or similar enactment binding on the any

Group Company and/or the Chargor and/or the Guarantor and no provision of any existing mortgage, trust deed, contract, licence, concession or agreement binding on any Group Company and/or the Chargor and/or the Guarantor which are contravened by their performance or observance of any of their obligations hereunder respectively.

9.2 The Borrower hereby warrants to the Lender that the above representations and warranties will be true and correct and fully observed until the Total Indebtedness is fully paid as if repeated thereby by reference to the then existing circumstances.

9.3 The Lender hereby represents and warrants to the Borrower:-

(a) that the Lender was duly incorporated in the British Virgin Islands and is validly existing under the laws of the British Virgin Islands;

(b) that this Agreement when executed and delivered to the Borrower and when the obligations of the Borrower under Clause 4 of this Agreement and the obligations of the Lender under Clause 5 of this Agreement are both fulfilled will constitute valid and binding obligations of the Lender in accordance with its terms;

(c) that all acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of this Agreement to constitute the same valid obligations of the Lender, as the case may be, in accordance with its terms have been done, performed and have happened in due and strict compliance with all applicable laws and regulations;

(d) that the execution and performance of the terms of this Agreement and the documents herein contemplated do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Lender or other documents constituting the Lender, or any other applicable law, rule or regulation to which it is subject, or result in a breach of, or constitute a default under, any instrument to which the Lender is a party or by which it is bound;

(e) that it is an independent third party not connected or acting in concert with any of the promoters, directors, chief executive, supervisors, substantial shareholders or management shareholders of any of the Group Companies or any of their respective associates.

9.4 Each of the representations and warranties contained in Clause 9.1, Clause 9.2 and Clause 9.3 shall (a) be separate and independent and save as expressly otherwise provided shall not be limited by reference to anything in this Agreement; and (b) survive and continue to have full force and effect after the execution of this Agreement.

10. UNDERTAKINGS

10.1 For as long as the Total Indebtedness remains outstanding, the Borrower hereby undertakes and agrees with the Lender as follows:

(a) to carry on and conduct its affairs and business in a proper and efficient manner and will keep or cause to be kept all its properties and assets in a good state of repair and condition in accordance with good commercial practice;

(b) to ensure that each Group Company carries on and conducts its affairs and businesses in a proper and efficient manner and that it will keep or cause to be kept all its properties and assets in a good state of repair and condition in accordance with good commercial practice;

(c) to ensure that each Group Company does not suspend its operations, or cease to conduct and carry on its business as now conducted;

(d) to utilise the Loan solely for the purpose set out in Clause 3. Use of the Loan for any other purposes would require the approval of the Lender;

(e) to furnish and provide to the Lender such statements, information, explanation and data as the Lender may require regarding the financial conditions of the Group Companies including unaudited reports, monthly management reports and the budget for the next financial year (at least 60 days before the end of the current financial year);

(f) to pay all Dividends received by the Borrower in respect of the Charged Shares to the Lender which will be utilised to reduce the Total Indebtedness;

(g) to notify the Lender of any material event or adverse change in the condition (financial or otherwise) of any of the Group Companies and/or the Guarantor of any litigation or proceedings being threatened or initiated against any of them before any court tribunal or administrative agency, which might materially affect the operations or financial condition of such of them all such notification to be given to the Lender not later than seven (7) days after the Borrower has knowledge of the said change or of the said litigation or proceedings or threat thereof and the amount of contingent liability, if such amount is ascertainable;

(h) to use their best endeavours and take all steps necessary to prepare and list the

shares of the Listco on the stock exchanges of Singapore or Hong Kong by the 30 June 2008;

(i) not without the Lender's written consent to allow any Group Company to issue any shares, share options, bonus shares, share rights issue or any other form of document or instrument save in pursuance of the Listing;

(j) save as disclosed by the Borrower in writing, the Borrower shall not, except with the prior written consent of the Lender:

(1) create or permit to arise or subsist any mortgage, charge (whether fixed or floating) pledge, hypothecation, lien or other encumbrance whatsoever on any of their properties and undertaking;

(2) make advances or loans to any persons whomsoever;

(3) increase their borrowings or in any way obtain loans and advances;

(4) incur any liability by way of guarantee;

(k) save for the Charge and the Elwin Charge, the Borrower will not create or permit to arise or subsist any mortgage, charge (whether fixed or floating) pledge, hypothecation, lien or other encumbrance whatsoever on the Charged Shares;

(l) upon the discharge of the Elwin Charge, to authorise Elwin Lender to release the share certificates in respect of the Charged Shares to the Lender;

(m) to promptly notify the Lender of any event which results or may result in (1) any representation and warranty made under this Agreement or any Security Document being rendered untrue or inaccurate in any material respect; (2) any Event of Default; and (3) a breach of any term or condition of this Agreement or any Security Document.

11. CURRENCY INDEMNITY

11.1 United States Dollars is the sole currency of account and payment for all sums payable by the Borrower under or in connection with this Agreement, including damages.

11.2 Any amount received or recovered in a currency other than United States Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Borrower or otherwise) by the Lender in respect

of any sum expressed to be due to it from the Borrower under this Agreement shall only constitute a discharge to the Borrower to the extent of the amount in United States Dollars which it is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

11.3 If that amount in United States Dollars is less than the amount in United States Dollars expressed to be due to the Lender under this Agreement, the Borrower shall indemnify it against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase. For the purpose of this Clause 11.3, it will be sufficient for the Lender to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

12. EVENTS OF DEFAULT

12.1 If any one or more of the following Events of Default shall occur and such default in the opinion of the Lender remains not satisfactorily remedied for 14 days after written notice thereof has been given to the Borrower by the Lender:

(a) the Listing fails to occur by 30 June 2008;

(b) if any representation or warranty made by the Borrower or the Chargor or the Guarantor in this Agreement or the Security Documents is inaccurate, misleading or untrue in any material respect;

(c) if the Borrower and/or the Chargor and/or the Guarantor is in default in the due performance of any of its obligations in this Agreement or the Security Documents in any material respect;

(d) if any of the Group Companies takes any action or other steps are taken or legal proceedings are started (under any applicable law) for its winding up, administration or reorganisation (save for a reorganisation solely in preparation for the Listing, such reorganisation plans should obtain the prior approval of the Lender) or change in the management;

(e) if any step is taken by any person for the bankruptcy of the Guarantor, or to appoint a receiver, trustee, administrator, agent or such other officers in similar capacity over the Guarantor;

(f) if any of the Group Companies changes its primary or core business or discontinues business operations or materially changed the nature of its business, or merges or consolidates with any other company or legal entity without

obtaining the prior approval of the Lender;

(g) if all or a material part of the properties or rights or interests of any Group Company is expropriated or confiscated or relinquished;

(h) if any Group Company does not pay or is unable to pay any of its debts as it falls due, which exceeds either a single sum of US$1,000,000 or an aggregate sum of US$10,000,000 within one financial year;

(i) if any Group Company defaults, or receives notice of default, under any agreement or obligation relating to any borrowing or indebtedness, or as a result of such default, any of its indebtedness becomes payable or capable of being declared payable before its stated maturity or is not paid when due, of which exceeds either a single sum of US$2,000,000 or an aggregate sum of US$10,000,000 in within one financial year;

(j) if any Group Company defaults to pay when due any security deposits or any amount payable by it under any guarantee or indemnity in respect of any borrowing indebtedness of any other person, or any charged property of any Group Company can be compulsorily seized or disposed, of which exceeds either a single sum of US$2,000,000 or an aggregate sum of US$10,000,000 in total within one financial year;

(k) a distress, execution or other legal process is levied, enforced or sued upon or against any part of the property, assets or revenues of any Group Company and is not discharged or stayed within 30 days of having been so levied, enforced or sued upon, of which exceeds either a single sum of US$2,000,000 or an aggregate sum of US$10,000,000 within one financial year;

(l) if any Group Company fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court or arbitration institute or competent jurisdiction, of which exceeds either a single sum of US$2,000,000 or an aggregate sum of US$10,000,000 within one financial year;

(m) if there is, or is agreed to be, any transfer of all or substantially all of the assets of any Group Company;

(n) if at any time it is or becomes unlawful for the Borrower, the Guarantor or the Chargor to perform or comply with any or all of its obligations under this Agreement and/or the Security Documents or any of the obligations of the Borrower under this Agreement or any of the obligations of the Guarantor or the Chargor under any Security Documents cease to be legal, valid, binding and enforceable, with the exceptions due to the enactment of new laws and rules; and

(o) if any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs

then the Lender may by notice in writing to the Borrower declare that an Event of Default has occurred and such declaration shall be deemed to take effect from the date of such an Event of Default, or, if more than one Event of Default shall have occurred, the date of occurrence of the first Event of Default.

12.2 Upon the declaration by the Lender that an Event of Default has occurred:

(a) the whole of the Total Indebtedness shall immediately become due and payable without any demand or notice of any kind to the Borrower; and

(b) it shall be lawful for the Lender to exercise all or any rights, powers or remedies under this Agreement without further reference to the Borrower.

12.3 In the event of any occurrence of an Event of Default before the Loan shall have been drawn, the Lender's obligations hereunder shall automatically and forthwith cease.

12.4 After the declaration by the Lender that an Event of Default has occurred, all moneys received or recovered by the Lender (whether such moneys shall have been received or recovered as a result of or arising from its exercise of all or any rights, powers or remedies under this Agreement, or by way of a set-off or otherwise) shall be applied as follows:

(a) First, in or towards payment of all costs charges and expenses, if any, incurred in enforcing this Agreement;

(b) Secondly, in or towards payment of all fees, costs, charges and expenses whatsoever incurred or paid by the Lender under this Agreement;

(c) Thirdly, in or towards payment to the Lender of all principal and other moneys and liabilities for the time being due, owing or outstanding under this Agreement and where such moneys and liabilities are of a contingent nature, in or towards making full and adequate provisions for payment of such moneys and liabilities as and when they become due and payable; and

(d) Fourthly, any surplus shall be paid to the Borrower or any person lawfully entitled to the same.

13. GENERAL INDEMNITY

Without prejudice to the other provisions of this Agreement, the Borrower undertakes to indemnify the Lender and hold the Lender harmless from and against every loss, cost, charge and expense whatsoever, legal and otherwise, on a full indemnity basis, which the Lender may sustain, suffer or incur as a consequence of:

(a) any default in the payment of any amount of amounts (whether principal, interest, fees or otherwise) hereunder; or

(b) perfecting the Lender's rights under this Agreement

and such losses, costs, charges or expenses shall include but not be limited to such amount as the Lender shall certify (such certification being accompanied by the basis and calculation of such amount and being conclusive and binding upon the Parties, save for any manifest error) as being necessary to compensate the Lender for any loss of interest incurred on account of such default from the date of such default to the date of payment of the amount in default.

14. NOTICES

14.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one of the Parties to or on the other may be delivered personally or sent by prepaid registered post or by facsimile transmission to the address or addresses herein specified of the other Party and shall be deemed to be duly served:

(a) if it is personally delivered, at the time of delivery;

(b) if it is sent by prepaid registered post, two (2) days after posting thereof notwithstanding it is returned through the post undelivered;

(c) if it is sent by facsimile transmission, immediately after transmission thereof, if the date of transmission is a Business Day, and if such a date is not a Business Day, then the notice by facsimile shall be deemed to be served on the immediately next Business Day.

14.2 For the purpose of this Clause 14, the address for service of each Party shall be as follows or shall be such other address as the Party may from time to time notify the other Parties

in writing:-

(a) **Addup Limited**

Address	: c/o 507 Royal Plaza, 21-1 Wenyi Road, Shenhe District, Shenyang City, Liaoning Province, PRC 110000
Telephone	: +86 24 31296178
Facsimile	: +86 24 31296178
Attention	: Mr. Feng Shu Shun (冯书顺)

(b) **Energy Giant Group Limited**

Address	: 233 Tai Cang Road, #06-07 The Platinum, Luwan District, Shanghai 200020, PRC
Telephone	: +86 21 63860600
Facsimile	: +86 21 63860601
Attention	: Mr. Vincent Lau

15. WAIVER NOT TO PREJUDICE RIGHT OF LENDER

The Lender may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Borrower or any of the other Parties of any of the undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers rights and remedies for enforcement thereof, provided always that:

(a) no neglect or forbearance of the Lender to require and enforce payment of any moneys hereunder or the performance and observance of any undertaking, stipulation, term and condition herein contained or therein contained, nor any time which may be given to the Borrower or any of the other Parties or any other party shall in any way prejudice or affect any of the rights powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions hereof or thereof, and

(b) no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the undertakings stipulations terms or conditions aforesaid.

16. SEVERABILITY

In case any provision in this Agreement shall be, or at any time shall become invalid, illegal and unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

17. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore and the Parties hereby submit to the non-exclusive jurisdiction of the Singapore courts.

18. SUCCESSORS AND ASSIGNS

18.1 This Agreement shall benefit and be binding on the Parties, their permitted assignees and their respective successors. Any reference in this Agreement to any Party shall be construed accordingly.

18.2 The Parties may not assign or transfer all or part of their rights or obligations under this Agreement.

19. COVENANT FOR FURTHER ASSURANCE

The Borrower shall entirely at its own expense, immediately on written demand by the Lender, make, execute, do and perform, or cause to be made, executed, done and performed all such further acts, agreements, assignments, documentation and instruments of whatsoever nature as the Lender shall reasonably require to perfect this Agreement.

20. MISCELLANEOUS

20.1 All stamp fees, legal and other professional fees (including but not limited to the Arrangement Fees) and out-of-pocket expenses of and in connection with the preparation of this Agreement and/or the Loan shall be borne by the Borrower. Without prejudice to the foregoing all other stamp fees, legal, financial and advisory fees and travelling expenses incurred by the Lender, its officers, agents and representatives reasonably with respect to this Agreement and the Loan shall also be borne by the Borrower.

21. CONFIDENTIALITY

Each Party shall keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information received in the course of preparing this Agreement or any information relating to the contents of this Agreement, whether oral, written or in electronic form or any other media, save for the disclosure on a "need to know" basis to a related company where the disclosure is for a purpose reasonably incidental to this Agreement, or where the disclosure of information is required by law, any court or other competent authority.

22. LANGUAGE AND COUNTERPARTS

This Agreement is written in English in three counterparts. .

23. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT (CHAPTER 53B)

A person who is not a party to this Agreement has no rights under Contracts (Rights of Third Parties) Act (Cap 53B) of Singapore to enforce any term of this Agreement.

IN WITNESS WHEREOF the Parties hereto have hereunto set their hands.

Signed by **Feng Shu Shun** (冯书顺))
For and on behalf of)
Addup Limited)
in the presence of:)

CHIN YEW CHOONG DAVID
Advocate & Solicitor
Singapore

Signed by **Lau Kay Keong**)
for and on behalf of)
Energy Giant Group Limited)
in the presence of:)

CHIN YEW CHOONG DAVID
Advocate & Solicitor
Singapore

SCHEDULE 1

ELWIN GROUP LIMITED
(Incorporated in the British Virgin Islands)
(*Company*)

SHAREHOLDERS' RESOLUTIONS IN WRITING DATED [ ] PASSED PURSUANT TO THE COMPANY'S ARTICLES OF ASSOCIATION

IT WAS NOTED THAT:-

1. **Energy Giant Group Limited** (*Lender*) has agreed to grant to Addup Limited (***Addup***)a loan of US$7,500,000.00 (***Loan***) on the terms and subject to the conditions contained in the Loan Agreement executed or to be executed between the Lender and Addup (***Loan Agreement***).

2. The Loan is to be secured on, *inter alia*, a Memorandum of Charge to be executed by Addup the sole shareholder of the Company of all rights, interests and benefits in all the issued shares of the Company (***Shares***) in favour of the Lender (***Memorandum of Charge***).

3. The Lender has the right to enforce the security under the Memorandum of Charge if Addup fails to pay when due, any sum payable under the Loan Agreement or upon the occurrence of any Event of Default as specified in the Loan Agreement. As an integral step of the enforcement of the security, Addup shall transfer the Shares to the Lender.

IT WAS RESOLVED THAT:-

The undersigned, being the sole shareholder of the Company, hereby approves the following resolutions:

RESOLVED that, subject to receipt by the Company of (i) share transfer forms duly executed by Addup in respect of the transfer of 50,000 shares of the Company and (ii) the original share certificates of the 50,000 shares of the Company held by Addup, new share certificates be issued to the Lender or its nominee in respect of the 50,000 shares so transferred and any Director be and is hereby authorized to sign such share certificates and affix the Seal thereto and Offshore Incorporations Limited, the Registered Office, be and is hereby instructed to update the Register of Members accordingly.

RESOLVED that, in connection with the actions contemplated by the foregoing resolutions, Feng Shu Shun (冯书顺) (***FSS***), and such other persons as are authorized by FSS be, and each hereby is, authorized, in the name and on behalf of the Company, to do such further acts and things as FSS or such duly authorized other person shall deem necessary or appropriate in connection with, or to carry out the actions contemplated by, the foregoing resolutions,

including to do and perform (or cause to be done and performed), in the name and on behalf of the Company, all such acts and to make, execute, deliver, issue or file (or cause to be made, executed, delivered or filed) with any person including any governmental authority or agency, all such agreements, documents, instruments, certificates, consents and waivers, and all amendments to any such agreements, documents, instruments or certificates, and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable to carry out the intent of the foregoing resolutions, the authority for the taking of any such action and the execution and delivery of such of the foregoing to be conclusively evidenced thereby.

....

Feng Shu Shun (冯书顺)
for and on behalf of
Addup Limited

SCHEDULE 2

Drawdown Notice

Date :

Energy Giant Group Limited

233 Tai Cang Road,
#06-07 The Platinum,
Luwan District, Shanghai 200020, PRC

Attn : Mr. Vincent Lau

Dear Sir,

Re : Loan Drawdown under Loan Agreement ("the Agreement")

We refer to the Agreement and pursuant to the terms thereof, we wish to drawdown [part of the loan / the full loan] of [ ] as availed under the Agreement. The Costs will be deducted from the [ ] and the balance payment is to be made to us in the following manner:

This loan disbursement shall be subject to the terms and conditions as contained in this Agreement. We confirm that at the date of this Notice, there are no existing breaches to our representations, warranties and undertakings under the Agreement.

Yours faithfully,

____

Feng Shu Shun (冯书顺)
for and on behalf of
Addup Limited

SCHEDULE 3

ADDUP LIMITED
(Incorporated in the British Virgin Islands)
(Company)

CERTIFIED TRUE EXTRACT OF THE DIRECTORS' RESOLUTIONS IN WRITING DATED [•] PREPARED IN ACCORDANCE WITH THE COMPANY'S ARTICLES OF ASSOCIATION

---

1. It was noted that **Energy Giant Group Limited** (***Lender***) has agreed to grant to the Company a loan of US$7,500,000.00 (***Loan***) on the terms and subject to the conditions contained in the Loan Agreement executed or to be executed between the Lender and the Company (***Loan Agreement***).

2. The draft Loan Agreement annexed hereto was carefully considered by the Directors.

3. The Directors have considered the matter carefully and are of the view that the transactions contemplated under the Loan Agreement are in the best interests of the Company. The Directors confirmed that they have disclosed and recorded all their interests in the subject matter of these resolutions.

4. **IT WAS RESOLVED THAT:-**

   4.1 the terms of the Loan Agreement be noted, approved and adopted;

   4.2 it is in the interest and to the benefit of the Company to enter into the Loan Agreement;

   4.3 the Company enters into the Loan Agreement;

   4.4 the Common Seal of the Company be and is hereby authorised to be affixed unto the Loan Agreement and any other document deemed by any Director to be incidental to, ancillary to or expedient in connection with the Loan Agreement (together, the ***Transaction Documents***), if required, in accordance with the bye-laws of the Company;

   4.5 Feng Shu Shun (冯书顺) be authorised to sign any Transaction Document and to give any notices and/or communications and take any other action required under or in connection with each of the Transaction Documents;

   4.6 Feng Shu Shun (冯书顺) be authorised in his absolute discretion to approve any amendment, alteration or modification to each of the Transaction Documents (including amendments, alterations and modifications of substance) and that the

signing or sealing thereof or of a copy thereof be conclusive evidence of such approval; and

4.7 Feng Shu Shun (冯书顺) be authorised to exercise all discretions and to do all acts and things necessary or expedient in relation to the Transaction Documents and to give effect to all matters referred to in these resolutions.

5. The specimen signature of the authorised person referred to in paragraphs 4.5 to 4.7 above is as set out below:

Name	Designation	Specimen Signature
Feng Shu Shun (冯书顺)	Director	

Confirmed and certified true copy this [ ] day of [ ] 2007

....

Feng Shu Shun (冯书顺)
Director

SCHEDULE 4

ADDUP LIMITED
(Incorporated in the British Virgin Islands)
(***Company***)

CERTIFIED TRUE EXTRACT OF THE SHAREHOLDERS' RESOLUTIONS IN WRITING DATED [•] PASSED PURSUANT TO THE COMPANY'S ARTICLES OF ASSOCIATION

IT WAS RESOLVED THAT:-

The undersigned, being the sole shareholder of the Company, hereby approves the following resolutions:

RESOLVED, that the Company is to authorise Feng Shu Shun (冯书顺), acting singly, to enter into, execute, deliver and perform, on behalf of the Company, the Loan Agreement to be executed by and between Energy Giant Group Limited and the Company in substantially the form annexed hereto (***Loan Agreement***) with such changes, modifications or additions thereto as Feng Shu Shun (冯书顺) in his sole discretion may deem necessary or appropriate, the execution thereof to be conclusive evidence of such approval and the authorisation thereof.

RESOLVED, that the Company is to authorise Feng Shu Shun (冯书顺), acting singly, to sign on behalf of the Company the notice of Drawdown and any other documents to be given from time pursuant to the said Loan Agreement.

....
Feng Shu Shun (冯书顺)
for and on behalf of **Apex Capital Group Inc.**

Confirmed and certified true copy this [ ] day of [ ] 2007

....
Feng Shu Shun (冯书顺)
Director

SCHEDULE 5

ADDUP LIMITED
(Incorporated in the British Virgin Islands)
(Company)

CERTIFIED TRUE EXTRACT OF THE DIRECTORS' RESOLUTIONS IN WRITING DATED [•] PREPARED IN ACCORDANCE WITH THE COMPANY'S ARTICLES OF ASSOCIATION

---

1. It was noted that Energy Giant Group Limited (***Lender***) has agreed to grant to the Company a loan of US$7,500,000.00 (***Loan***) on the terms and subject to the conditions contained in the Loan Agreement executed or to be executed between the Lender and the Company (***Loan Agreement***).

2. The Loan is to be secured on, *inter alia*, a Memorandum of Charge to be executed by the Company of all rights, interests and benefits in all the issued shares of Elwin Group Limited in favour of the Lender (***Memorandum of Charge***).

3. The draft Loan Agreement and the draft Memorandum of Charge annexed hereto were carefully considered by the Directors.

4. The Directors have considered the matter carefully and are of the view that the transactions contemplated under the Loan Agreement and the Memorandum of Charge are in the best interests of the Company. The Directors confirmed that they have disclosed and recorded all their interests in the subject matter of these resolutions.

5. **IT WAS RESOLVED THAT**:-

5.1 the terms of the Memorandum of Charge be noted, approved and adopted;

5.2 it is in the interest and to the benefit of the Company to enter into the Memorandum of Charge;

5.3 the Company enters into the Memorandum of Charge;

5.4 the Common Seal of the Company be and is hereby authorised to be affixed unto the Memorandum of Charge and any other document deemed by any Director to be incidental to, ancillary to or expedient in connection with the Memorandum of Charge (together, the ***Transaction Documents***), if required, in accordance with the bye-laws of the Company;

5.5 Feng Shu Shun (冯书顺) be authorised to sign any Transaction Document and to give any notices and/or communications and take any other action required under

or in connection with each of the Transaction Documents;

5.6 Feng Shu Shun (冯书顺) be authorised in his absolute discretion to approve any amendment, alteration or modification to each of the Transaction Documents (including amendments, alterations and modifications of substance) and that the signing or sealing thereof or of a copy thereof be conclusive evidence of such approval; and

5.7 Feng Shu Shun (冯书顺) be authorised to exercise all discretions and to do all acts and things necessary or expedient in relation to the Transaction Documents and to give effect to all matters referred to in these resolutions.

6. The specimen signature of the authorised person referred to in paragraphs 5.5 to 5.7 above is as set out below:

Name	Designation	Specimen Signature
Feng Shu Shun (冯书顺)	Director	

Confirmed and certified true copy this [ ] day of [ ] 2007

....
Feng Shu Shun (冯书顺)
Director